Exhibit 10.1

INVESTOR AGREEMENT

By and Among

GROVE ENERGY CAPITAL LLC,

SK HOLDINGS CO., LTD.,

SK E&S CO., LTD.

and

PLUG POWER INC.

Dated as of February 24, 2021

TABLE OF CONTENTS

Page

1. Definitions	1
2. Registration Rights	6
2.1 Required Registration	6
2.2 Revocation of Required Registration	6
2.3 Continuous Effectiveness of Registration Statement	7
2.4 Obligations of the Company	7
2.5 Information; Investor Covenants	9
2.6 Expenses	9
2.7 Indemnification	10
2.8 SEC Reports	12
2.9 Legend Removal	12
3. Restrictions on Beneficial Ownership	12
3.1 Standstill	12
4. Restrictions on Dispositions	14
4.1 Lock-Up	14
4.2 Certain Dispositions During Lock-Up	15
4.3 Certain Dispositions and Indirect Transfers	15
4.4 Effect of Prohibited Disposition	16
4.5 Compliance with Laws	16
4.6 Legends	16
4.7 Offering Lock-Up	17
5. Voting Agreement	17
5.1 Voting of Securities	17
6. Board Composition	18
7. Miscellaneous	20
7.1 Governing Law; Submission to Jurisdiction	20
7.2 Waiver	21
7.3 Notices	21
7.4 Entire Agreement	21
7.5 Amendments	21
7.6 Interpretation	21
7.7 Severability	22
7.8 Assignment	22
7.9 Successors and Assigns	22
7.10 Counterparts	22
7.11 Fees and Expenses	22
7.12 Third Party Beneficiaries	22
7.13 Performance of the Investor and Affiliates	23
7.14 Remedies	23

i

7.15 Specific Performance	23
7.16 Confidentiality	24

Exhibit A – Form of Irrevocable Proxy

Exhibit B – Notices

ii

INVESTOR AGREEMENT

THIS INVESTOR AGREEMENT (this “Agreement”) is made as of February 24, 2021, by and among Grove Energy Capital LLC, a Delaware limited liability company (“Investor”), SK Holdings, Co., Ltd. a company organized under the laws of the Republic of Korea (“SK Holdings”), SK E&S Co., Ltd. a company organized under the laws of the Republic of Korea (“SK E&S”), and Plug Power Inc., a Delaware corporation (the “Company”).

WHEREAS, the Stock Purchase Agreement, dated as of January 6, 2021, by and among the Investor, Plutus Capital NY, Inc., a Delaware corporation (“Plutus”), SK E&S Americas, Inc., a Delaware corporation (“SK E&S Americas”), and the Company (the “Purchase Agreement”) provides for the issuance and sale by the Company to the Investor, and the purchase by the Investor, of a number of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), equal to the Share Amount (as defined in the Purchase Agreement) (the “Purchased Shares”); and

WHEREAS, as a condition to consummating the transactions contemplated by the Purchase Agreement, the Investor, SK Holdings, SK E&S and the Company have agreed upon certain rights and restrictions as set forth herein with respect to the Purchased Shares and other securities of the Company beneficially owned by the Investor and its Affiliates, and it is a condition to the closing of the transactions contemplated by the Purchase Agreement that this Agreement be executed and delivered by the Investor, SK Holdings, SK E&S and the Company.

NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter set forth, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                  Definitions. As used in this Agreement, the following terms shall have the following meanings:

(a)               “Acquisition Proposal” shall have the meaning set forth in Section 3.1(d).

(b)               “Affiliate” means, with respect to any Person, another Person which controls, is controlled by or is under common control with such Person. A Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise. Without limiting the generality of the foregoing, a Person shall be deemed to control another Person if any of the following conditions is met: (i) if such other Person is a corporate entity, such first Person has direct or indirect ownership of more than fifty percent (50%) of the stock or shares having the right to vote for the election of directors of such corporate entity, and (ii) if such other Person is a non-corporate entity, such first Person has direct or indirect ownership of more than fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entity. Notwithstanding anything to the contrary (except as otherwise expressly provided in Sections 6(f) and 7.13(a)), the Affiliates of the Investor, Plutus, SK E&S Americas, SK Holdings and SK E&S shall only mean the SK Parties. For purposes of this Agreement, in no event shall the Investor or any of its Affiliates be deemed Affiliates of the Company or any of its Affiliates, nor shall the Company or any of its Affiliates be deemed Affiliates of the Investor or any of its Affiliates.

(c)               “Affiliate Proxy” shall have the meaning set forth in Section 5.1 of this Agreement.

(d)               “Agreement” shall have the meaning set forth in the Preamble to this Agreement, including all Exhibits attached hereto.

(e)               “beneficial owner,” “beneficially owns,” “beneficial ownership” and terms of similar import used in this Agreement shall, with respect to a Person, have the meaning set forth in Rule 13d-3 under the Exchange Act (i) assuming the full conversion into, and exercise and exchange for, shares of Common Stock of all Common Stock Equivalents beneficially owned by such Person and (ii) determined without regard for the number of days within which such Person has the right to acquire such beneficial ownership.

(f)                “Board” means the Board of Directors of the Company.

(g)               “Business Combination” shall have the meaning set forth in Section 3.1(g).

(h)               “Business Day” means a day on which commercial banking institutions in New York, New York and Seoul, the Republic of Korea are open for business.

(i)                 “Change of Control” means, with respect to the Company, any of the following events: (i) any Person is or becomes the beneficial owner (except that a Person shall be deemed to have beneficial ownership of all shares that any such Person has the right to acquire, whether such right which may be exercised immediately or only after the passage of time), directly or indirectly, of a majority of the total voting power represented by all shares of Common Stock then issued and outstanding; (ii) the Company consolidates with or merges into another corporation or entity, or any corporation or entity consolidates with or merges into the Company, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) a majority of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person becomes the beneficial owner, directly or indirectly, of a majority of the total voting power of all shares of Common Stock then issued and outstanding or (iii) the Company conveys, transfers or leases all or substantially all of its assets to any Person other than a wholly owned Affiliate of the Company.

(j)                 “Closing Date” shall have the meaning set forth in the Purchase Agreement.

(k)               “Common Stock” shall have the meaning set forth in the Preamble to this Agreement.

(l)                 “Common Stock Equivalents” means any options, warrants or other securities or rights convertible into or exercisable or exchangeable for, whether directly or following conversion into or exercise or exchange for other options, warrants or other securities or rights, shares of Common Stock.

(m)             “Company” shall have the meaning set forth in the Preamble to this Agreement.

(n)               “Competitor” means any Person that, directly or indirectly, including through one or more Affiliates, (i) engages in a business that is competitive with the business, services and/or products of the Company or (ii) owns a controlling equity interest in any Person described under clause (i) hereof, in each case, as determined by the Board (excluding the Investor Designee, if any) acting in good faith. Notwithstanding any provision herein to the contrary, solely for any Indirect Transfer, a Person who is primarily engaged in the business of making investments shall not be considered a Competitor.

(o)               “Derivative” shall have the meaning set forth in Section 3.1(a).

(p)               “Director Conditions” shall have the meaning set forth in Section 6(b).

(q)               “Director Period” means the period commencing on the Closing Date and ending on the earlier of (i) the date immediately following a period of forty-five (45) consecutive days during which the Investor and its Affiliates beneficially own shares of Common Stock representing less than four percent (4.0%) of the shares of Common Stock then issued and outstanding, (ii) the second anniversary of the Closing Date if the Joint Venture Agreement has not been executed and delivered by all parties thereto by such date, and (iii) any expiration or termination of the Joint Venture Agreement in accordance with the terms thereof.

(r)                “Disposition” or “Dispose of” means any (i) offer, sale, contract to sell, sale of any option or contract to purchase, purchase of any option or contract to sell, grant of any option, right or warrant for the sale of, or other disposition of or transfer of any shares of Common Stock, or any Common Stock Equivalents, including, without limitation, any “short sale” or similar arrangement, or (ii) hedge, swap or any other agreement or transaction that transfers, in whole or in part, directly or indirectly, any of the economic consequence of ownership of shares of Common Stock, whether any such hedge, swap, agreement or transaction is to be settled by delivery of Common Stock, other securities, in cash or otherwise.

(s)                “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

(t)                 “Free Writing Prospectus” shall have the meaning set forth in Section 2.4(c).

(u)               “Governmental Authority” means any court, agency, authority, department, regulatory body or other instrumentality of any government or country or of any national, federal, state, provincial, regional, county, city or other political subdivision of any such government or country or any supranational organization of which any such country is a member.

(v)               “Indirect Transfer” or “Indirectly Transfer” means any transfer, sale or other disposition of any equity interests in the Investor, Plutus, SK E&S Americas or any other Affiliate of the Investor that, directly or indirectly, controls the Investor (other than SK Holdings and SK E&S).

(w)             “Investor” shall have the meaning set forth in the Preamble to this Agreement.

(x)               “Investor Designee” shall have the meaning set forth in Section 6(a).

(y)               “Irrevocable Proxy” shall have the meaning set forth in Section 5.1.

(z)               “Joint Venture Agreement” means the definitive joint venture agreement and the definitive stockholder agreement (or similar agreements) establishing the joint venture contemplated by the Nonbinding Asia JV Framework Agreement dated January 6, 2021.

(aa)            “Law” or “Laws” means all laws, statutes, rules, regulations, orders, judgments, injunctions and/or ordinances of any Governmental Authority.

(bb)           “Lock-Up Term” shall have the meaning set forth in Section 4.1(a).

(cc)            “Offeror” shall have the meaning set forth in Section 3.1(d).

(dd)           “Partial Lock-Up Term” shall have the meaning set forth in Section 4.1(b).

(ee)            “Permitted Purchases” means purchases of Common Stock by the Investor and/or, subject to compliance with Section 5.1, its Affiliates, to the extent necessary to reverse any decrease in the aggregate percentage of the issued and outstanding Common Stock beneficially owned by the Investor and its Affiliates that results solely from a net increase in the number of issued and outstanding shares of Common Stock, provided that, immediately after giving effect to any such purchase, the Investor and its Affiliates do not beneficially own, in the aggregate, more than 9.9% of the then issued and outstanding Common Stock.

(ff)              “Person” means any individual, partnership, firm, corporation, association, trust, unincorporated organization, government or any department or agency thereof or other entity, as well as any syndicate or group that would be deemed to be a Person under Section 13(d)(3) of the Exchange Act.

(gg)           “Plutus” shall have the meaning set forth in the Preamble to this Agreement.

(hh)           “Prospectus Supplement” shall have the meaning set forth in Section 2.1.

(ii)              “Purchase Agreement” shall have the meaning set forth in the Preamble to this Agreement, and shall include all Exhibits attached thereto.

(jj)              “Purchased Shares” shall have the meaning set forth in the Preamble to this Agreement, and shall be adjusted for (i) any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization and (ii) any Common Stock issued as (or issuable upon the exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange or in replacement of, the Purchased Shares.

(kk)           “registers,” “registered,” and “registration” refer to a registration effected by preparing and filing a Registration Statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such Registration Statement or document by the SEC.

(ll)              “Registrable Securities” means (i) the Purchased Shares, together with any shares of Common Stock issued in respect thereof as a result of any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization, (ii) any shares of Common Stock purchased in Permitted Purchases, and (iii) any Common Stock issued as (or issuable upon the exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange or in replacement of, the shares of Common Stock described in clauses (i) and (ii) of this definition, provided, however, that shares of Common Stock shall cease to be Registrable Securities when either (A) such shares have been disposed of in accordance with the Registration Statement, or (B) such shares may be sold under Rule 144 of the Securities Act without any limitation as to time, volume or manner of sale and without the need for the Company to comply with the current public information requirement under Rule 144(c)(1) of the Securities Act.

(mm)         “Registration Statement” shall have the meaning set forth in Section 2.1.

(nn)           “Representatives” shall mean, with respect to any Person, its officers, directors, principals, partners, managers, members, employees, consultants, agents, financial advisors, investment bankers, attorneys, accountants, potential debt and equity financing sources (excluding any co-investors and any purchasers in an Indirect Transfer), and other representatives. For the avoidance of doubt, potential debt and equity financing sources are Representatives, whether or not the Investor contacts any one of them before or after the Closing Date.

(oo)           “Required Period” shall have the meaning set forth in Section 2.3.

(pp)           “Required Registration” shall have the meaning set forth in Section 2.1.

(qq)           “SEC” means the United States Securities and Exchange Commission.

(rr)              “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

(ss)             “SK E&S” shall have the meaning set forth in the Preamble to this Agreement.

(tt)              “SK E&S Americas” shall have the meaning set forth in the Preamble to this Agreement.

(uu)           “SK Holdings” shall have the meaning set forth in the Preamble to this Agreement.

(vv)           “SK Parties” means the Investor, Plutus, SK E&S Americas, SK Holdings, SK E&S and any subsidiaries of SK E&S in which SK E&S owns more than fifty percent (50%) of the equity interest.

(ww)       “Standstill Term” shall have the meaning set forth in Section 3.1.

(xx)           “Third Party” means any Person other than the Investor, Plutus, SK E&S Americas, SK Holdings, SK E&S, the Company or any of their respective Affiliates.

(yy)           “Violation” shall have the meaning set forth in Section 2.7(a).

2.                  Registration Rights.

2.1              Required Registration. On or prior to the expiration of the Lock-Up Term, the Company shall prepare and file with the SEC, at its discretion, either (a) a Registration Statement on Form S-3ASR (or a Registration Statement on Form S-3 if it is no longer eligible to file a Registration Statement on Form S-3ASR) or (b) a prospectus supplement pursuant to Rule 424(b)(7) under the Act (the “Prospectus Supplement”) relating to the Company’s then-effective Registration Statement on Form S-3 ASR or Form S-3, in either such case covering the resale of the Registrable Securities as a secondary offering to be made on a continuous basis pursuant to Rule 415 (the “Required Registration”). The applicable Registration Statement (including any preliminary or final prospectus or prospectus supplement contained therein (including the Prospectus Supplement)) referenced in clause (a) or (b) is referred to herein as the “Registration Statement.”

2.2              Revocation of Required Registration. With respect to the Required Registration, the Investor may, at any time prior to the effective date of such Registration Statement, waive the requirement to have all or any of the Registrable Securities owned by the Investor included therein by providing a written notice to the Company, in which case such Registrable Securities will not be included in such Registration Statement.

2.3              Continuous Effectiveness of Registration Statement. The Company will use its reasonable efforts to cause the Registration Statement filed pursuant to this Section 2 to be declared effective by the SEC or to become effective under the Securities Act as promptly as practicable and to keep such Registration Statement that has been declared or becomes effective continuously effective until the Investor no longer holds any Registrable Securities (the “Required Period”).

2.4              Obligations of the Company. In connection with the Registration Statement and during the Required Period, the Company shall:

(a)               prepare and file with the SEC a Registration Statement with respect to the Registrable Securities; provided that at least ten (10) Business Days prior to filing the Registration Statement or any prospectus or any amendments or supplements thereto, the Company shall furnish to the Investor and its counsel copies of all such documents proposed to be filed, and the Investor shall have the opportunity to comment on any information that is contained therein and the Company shall consider all such comments in good faith and shall make the corrections reasonably requested by the Investor with respect to any information pertaining solely to the Investor and the plan of distribution prior to filing the Registration Statement or other documents;

(b)               prepare and file with the SEC such amendments, including post-effective amendments to the Registration Statement and/or replacement shelf registration statements and supplements to the Registration Statement and any prospectus used in connection therewith as may be necessary to keep the Registration Statement effective for the Required Period, and cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement for the Required Period; provided that at least ten (10) Business Days prior to filing any such amendments and post-effective amendments or supplements thereto, the Company shall furnish to the Investor and its counsel copies of all such documents proposed to be filed, and promptly incorporate into a Registration Statement, prospectus supplement or post-effective amendment such information as the Investor reasonably requests should be included therein relating to the plan of distribution with respect to such Registrable Securities; and make all required filings of such prospectus supplement or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

(c)               furnish to the Investor such numbers of conformed copies of such Registration Statement, and of each amendment and supplement thereto, such number of copies of the prospectus contained in or deemed part of such Registration Statement (including each preliminary prospectus and any summary prospectus) and each free writing prospectus (as defined in Rule 405 of the Securities Act) (a “Free Writing Prospectus”) utilized in connection therewith and any other prospectus filed under Rule 424 under the Securities Act ) in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities;

(d)               notify the Investor promptly the filing of the Registration Statement, any amendment thereto, the prospectus or any prospectus supplement related thereto or post-effective to the Registration Statement and/or replacement shelf registration statement or any Free Writing Prospectus utilized in connection therewith;

(e)               notify the Investor, promptly after the Company shall receive notice thereof, of the time when the Registration Statement becomes or is declared effective or when any amendment or supplement or any prospectus forming a part of such Registration Statement has been filed;

(f)                notify the Investor promptly of any comment letter from the SEC or any request by the SEC or any other U.S. or state Governmental Authority for the amending or supplementing of the Registration Statement or prospectus or for additional information and promptly deliver to the Investor copies of any comments received from the SEC and any correspondence from and to the SEC and respond as promptly as reasonably practicable to such comments;

(g)               notify the Investor promptly of any stop order suspending the effectiveness of the Registration Statement or Prospectus or the initiation of any proceedings for that purpose, and use all reasonable efforts to obtain the withdrawal of any such order or the termination of such proceedings;

(h)               use all reasonable efforts to register and qualify the Registrable Securities covered by the Registration Statement under such other securities or blue sky Laws of such jurisdictions as shall be reasonably requested by the Investor, use all reasonable efforts to keep each such registration or qualification effective, including through new filings, or amendments or renewals, during the Required Period, and notify the Investor of the receipt of any written notification with respect to any suspension of any such qualification or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest reasonable practicable date; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, except as may be required by the Securities Act;

(i)                 promptly notify the Investor at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in the Registration Statement or any offering memorandum or other offering document includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and promptly prepare a supplement or amendment to such prospectus or file any other required document so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of material fact or omit to state any fact necessary to make the statements therein not misleading;

(j)                 use all reasonable efforts to comply with all applicable rules and regulations of the SEC relating to such registration and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act, provided that the Company will be deemed to have complied with this Section 2.4(j) with respect to such earning statements if it has satisfied the provisions of Rule 158 promulgated under the Securities Act;

(k)               maintain a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date no later than the effective date of such Registration Statement;

(l)                 notify the Investor promptly upon the happening of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, prospectus or documents so that, in the case of the Registration Statement, it will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that such notice need not include the nature or details concerning such event;

(m)               if reasonably requested by counsel to the Investor, (i) promptly incorporate in a prospectus supplement or post-effective amendment to the Registration Statement such information as the Company reasonably agrees (upon advice of counsel) is required to be included therein and (ii) make all required filings of such prospectus supplement or such post-effective amendment promptly after the Company has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment and has agreed to their inclusion in the Registration Statement; and

(n)               cause the Registrable Securities covered by such Registration Statement to be listed on each securities exchange, if any, on which equity securities issued by the Company are then listed.

2.5              Information; Investor Covenants. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities that the Investor furnish to the Company such information regarding itself and the Registrable Securities held by it as is required by Regulation S-K Item 507 or as shall be necessary to effect the registration of the Registrable Securities. The Investor agrees that, upon receipt of any notice from the Company of the happening of an event pursuant to Section 2.4(i) hereof, the Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement covering such Registrable Securities, until the Investor is advised by the Company that such dispositions may again be made. The Investor covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to any Registration Statement.

2.6              Expenses. The Company will pay all expenses associated with the preparation and filing of a Registration Statement, including, without limitation, filing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities Laws and listing fees. In no event shall the Company be responsible for any discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold.

2.7              Indemnification. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

   (a)               The Company shall indemnify and hold harmless the Investor, any underwriter (as defined in the Securities Act) for the Investor and each Person, if any, who controls the Investor or underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the officers, directors, owners, agents and employees of such controlling Persons, against any and all losses, claims, damages or liabilities (joint or several) to which they may become subject under any securities Laws including, without limitation, the Securities Act, the Exchange Act, or any other statute or common law of the United States or any other country or political subdivision thereof, or otherwise, including the amount paid in settlement of any litigation commenced or threatened (including any amounts paid pursuant to or in settlement of claims made under the indemnification or contribution provisions of any underwriting or similar agreement entered into by the Investor in connection with any offering or sale of securities covered by this Agreement), and shall promptly reimburse them, as and when incurred, for any legal or other expenses incurred by them in connection with investigating any claims and defending any actions, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each, a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in or incorporated by reference into such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any free writing prospectus or any amendments or supplements thereto, or in any offering memorandum or other offering document relating to the offering and sale of such securities, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities Law, or any rule or regulation promulgated under any state securities Law, in each case arising from such Registration Statement; provided, however, the Company shall not be liable in any such case for any such loss, claim, damage, liability or action to the extent that it (A) arises out of or is based upon a Violation which occurs solely in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Investor; or (B) is caused by the Investor’s disposition of Registrable Securities after notice from the Company pursuant to Section 2.4(g) during any period during which the Investor is obligated to discontinue any disposition of Registrable Securities as a result of any stop order suspending the effectiveness of any Registration Statement or prospectus with respect to Registrable Securities. The Company shall pay, as incurred, any legal or other expenses reasonably incurred by any Person intended to be indemnified pursuant to this Section 2.7(a), in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed.

(b)               The Investor shall indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the officers, directors, owners, agents and employees of such controlling Persons, any underwriter, any other Investor selling securities in such Registration Statement and any controlling Person of any such underwriter or other Investor, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing Persons may become subject, under liabilities (or actions in respect thereto) which arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation: (i) arises out of or is based upon a Violation which occurs solely in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Investor; or (ii) is caused by the Investor’s disposition of Registrable Securities after notice from the Company pursuant to Section 2.4(g) during any period during which the Investor is obligated to discontinue any disposition of Registrable Securities as a result of any stop order suspending the effectiveness of any Registration Statement or prospectus with respect to Registrable Securities. The Investor shall pay, as incurred, any legal or other expenses reasonably incurred by any Person intended to be indemnified pursuant to this Section 2.7(b), in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without consent of the Investor, which consent shall not be unreasonably withheld.

(c)               Promptly after receipt by an indemnified party under this Section 2.7 of notice of the commencement of any action (including any action by a Governmental Authority), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial in a material respect to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.7, but the omission so to deliver written notice to the indemnifying party shall not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.7.

(d)               In order to provide for just and equitable contribution to joint liability in any case in which a claim for indemnification is made pursuant to this Section 2.7 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.7 provided for indemnification in such case, the Company and the Investor shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in proportion to the relative fault of the Company, on the one hand, and the Investor, on the other hand; provided, however, that in any such case, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; provided further, however, that in no event shall any contribution under this Section 2.7(d) on the part of any Investor exceed the net proceeds received by the Investor from the sale of Registrable Securities giving rise to such contribution obligation, except in the case of willful misconduct or fraud by the Investor.

(e)               The obligations of the Company and the Investor under this Section 2.7 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement and otherwise.

2.8              SEC Reports. With a view to making available to the Investor the benefits of Rule 144 under the Securities Act and any other rule or regulation of the SEC that may at any time permit the Investor to sell Registrable Securities of the Company to the public without registration, the Company agrees to at any time that it is a reporting company under Section 13 or 15(d) of the Exchange Act:

(a)               file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and

(b)               furnish to the Investor, so long as the Investor owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing the Investor of any rule or regulation of the SEC (exclusive of Rule 144A) which permits the selling of any Registrable Securities without registration.

2.9              Legend Removal. After the expiration of the Lock-Up Term, the Company shall cause the legends set forth in Section 4.6 to be removed from the Purchased Shares, no later than two (2) Business Days from receipt of a written request from the Investor pursuant to this Section 2.9, if (a) such shares have been resold under an effective Registration Statement, (b) such shares have been or will be transferred in compliance with Rule 144 under the Securities Act, (c) such shares are eligible for resale pursuant to Rule 144(b)(1)(i) under the Securities Act without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) under the Securities Act as to such shares and without volume or manner-of-sale restrictions or (d) the Investor shall have provided the Company with an opinion of counsel, reasonably satisfactory to the Company, stating that such securities may lawfully be transferred without registration under the Securities Act.

3.              Restrictions on Beneficial Ownership.

3.1              Standstill. During the period (such period, the “Standstill Term”) commencing as of the Closing and continuing until the later of (A) the second (2nd) anniversary of the Closing Date, (B) the expiration of the Director Period, and (C) the date on which the Investor and its Affiliates beneficially own less than five percent (5.0%) of the shares of Common Stock then issued and outstanding, the Investor, SK Holdings and SK E&S shall not (and shall cause their respective Affiliates not to), except as expressly approved or invited in writing by the Company:

(a)               other than Permitted Purchases, directly or indirectly, acquire beneficial ownership of Common Stock and/or Common Stock Equivalents and/or any instrument that gives the Investor or any of its Affiliates the economic equivalent of ownership of an amount of securities of the Company (a “Derivative”);

(b)               make a tender, exchange or other offer to acquire Common Stock and/or Common Stock Equivalents;

(c)               directly or indirectly, (i) seek to have called any meeting of the stockholders of the Company or propose any matter to be voted upon by the stockholders of the Company, or (ii) propose or nominate for election to the Board any person whose nomination has not been approved by a majority of the Board (excluding the Designated Director, if any);

(d)               directly or indirectly, encourage, accept or support a tender, exchange or other offer or proposal by any other Person or group (an “Offeror”) for securities of the Company (if such offer or proposal would, if consummated, result in a Change of Control of the Company, such offer or proposal is referred to as an “Acquisition Proposal”); provided, however, that from and after the filing of a Schedule 14D-9 (or successor form of Tender Offer Solicitation/Recommendation Statement under Rule 14d-9 of the Exchange Act) by the Company recommending that stockholders accept any such offer filed after such offer has commenced, the Investor shall not be prohibited from taking any of the actions otherwise prohibited by this Section 3.1(d) for so long as the Board maintains and does not withdraw such recommendation;

(e)               directly or indirectly, solicit proxies or consents or propose or seek or become a participant in a solicitation (as such terms are defined in Regulation 14A under the Exchange Act), or seek to advise or influence any Person, with respect to voting of any securities of the Company;

(f)                deposit any securities of the Company in a voting trust or subject any securities of the Company to any arrangement or agreement with respect to the voting of such securities, including the granting of any proxy;

(g)               propose (i) any merger, consolidation, business combination, tender or exchange offer, purchase of the Company’s assets or businesses, purchase of any securities of the Company or any Derivative, or any similar transaction involving the Company or (ii) any recapitalization, restructuring, liquidation or other extraordinary transaction with respect to the Company, in each case without the prior written consent of the Board (a transaction described in clauses (i) and (ii) that would result in a Change of Control, is referred to as a “Business Combination”);

(h)               act in concert with any Third Party to take any action in clauses (a) through (g) above, or, directly or indirectly, form, join or in any way participate in a “partnership, limited partnership, syndicate, or other group” as terms are used in the rules of the SEC with respect to the Company or any securities of the Company;

(i)                 request or propose to the Board or the Company (or any of its officers, directors, Affiliates employees, attorneys, accountants, financial advisors and other professional representatives), directly or indirectly, any amendment or waiver of any provision of this Section 3.1 (including this clause (i));

(j)                 make any public announcement regarding, or take any action that could require the Company to make a public announcement regarding, a potential Business Combination or any of the matters set forth in clauses (a) through (i) above; or

(k)               enter into discussions, negotiations, arrangements or agreements with any Person relating to the foregoing actions referred to in (a) through (i) above;

provided, however, that nothing contained in this Section 3.1 shall prohibit the Investor or any of its Affiliates from making confidential, non-public proposals to the Board for a transaction involving a Business Combination following the public announcement by the Company after the Closing that it has entered into a definitive agreement with a Third Party for a transaction involving a Business Combination.

4.              Restrictions on Dispositions.

4.1              Lock-Up.

(a)       For the period commencing as of the Closing and continuing until the second (2nd) anniversary of the Closing Date (the “Lock-Up Term”), the Investor, SK Holdings and SK E&S shall not, and shall cause their respective Affiliates not to, (x) Dispose of any of the Purchased Shares, any shares of Common Stock purchased in Permitted Purchases or any other shares of Common Stock beneficially owned by them as of the date of this Agreement, together with any shares of Common Stock issued in respect thereof as a result of any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization, or (y) Dispose of any Common Stock issued as (or issuable upon the exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange or in replacement of, the shares of Common Stock described in clause (x) of this sentence, in each case except (1) with the prior consent of a majority of the Board (excluding the Investor Designee, if any) which consent may be granted or withheld in the Board’s sole discretion, or (2) as provided in Section 4.2 below.

(b)       If, as of the day immediately following the expiration of the Lock-Up Term, either (i) the Director Period remains in effect or (ii) the Joint Venture Agreement has been executed and remains in effect, then, for the period commencing on such day and continuing until the third (3rd) anniversary of the Closing Date (the “Partial Lock-Up Term”), the Investor, SK Holdings and SK E&S shall not, and shall cause their respective Affiliates not to, (x) Dispose of any of the Purchased Shares, any shares of Common Stock purchased in Permitted Purchases or any shares of Common Stock beneficially owned by them as of the date of this Agreement, together with any shares of Common Stock issued in respect thereof as a result of any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization, (y) Dispose of any Common Stock issued as (or issuable upon the exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange or in replacement of, the shares of Common Stock described in clause (x) of this sentence, except (1) with the prior consent of a majority of the Board (excluding the Investor Designee, if any) which consent may be granted or withheld in the Board’s sole discretion, (2) as provided in Section 4.2 below, or (3) subject to Section 4.3, Dispositions of Common Stock that do not exceed, in the aggregate in any 90-day period, a number of shares equal to two percent (2.0%) of the number of shares of Common Stock issued and outstanding as of the first date in such 90-day period; provided that such Dispositions under this clause (3) shall not exceed, in the aggregate during the Partial Lock-Up Term, a number of shares equal to eight percent (8.0%) of the shares of Common Stock issued and outstanding as of the first date of the Partial Lock-Up Term. From and after expiration of the Partial Lock-Up Term, the Investor, SK Holdings, SK E&S and their respective Affiliates may transfer or dispose of any amount of Common Stock.

(c)        If, as of the day immediately following the expiration of the Lock-Up Term, both (i) the Director Period has ended and (ii) the Joint Venture Agreement has not been executed or otherwise is not in effect, then from and after such day and subject to Section 4.3, the Investor, SK Holdings, SK E&S and their respective Affiliates may transfer or dispose of any amount of Common Stock.

4.2              Certain Dispositions During Lock-Up.

(a)       Disposition in Tender Offer. Notwithstanding Section 4.1, the Investor and its Affiliates may, at any time, Dispose of Common Stock into (i) a tender offer by a Third Party which is not opposed by the Board (but only after the Company’s filing of a Schedule 14D-9, or any amendment thereto, with the SEC disclosing the recommendation of the Board with respect to such tender offer), unless Investor, SK Holdings or SK E&S is then in breach of its obligations pursuant to Section 3.1 with respect to the tender offer or (ii) an issuer tender offer by the Company.

(b) Required Disposition. Notwithstanding Section 4.1 but subject to Section 4.3, the Investor and its Affiliates may, at any time, Dispose of any of the Purchased Shares, any shares of Common Stock purchased in Permitted Purchases or any other shares of Common Stock beneficially owned by them to the extent the Investor or its Affiliates is ordered or otherwise required to do so by any Law or Governmental Authority. The Company shall use its reasonable best efforts to cooperate with the Investor and its Affiliates to facilitate any such disposition described in this Section 4.2(b).

4.3              Certain Dispositions and Indirect Transfers. Notwithstanding Section 4.1, in no event shall the Investor, SK Holdings or SK E&S (and the Investor, SK Holdings and SK E&S shall cause their respective Affiliates not to), at any time, Dispose of any Common Stock to (a) any Competitor or (b) any Person that, to the knowledge of Investor after reasonable inquiry, after giving effect to such Disposition, would, together with such Person’s Affiliates, beneficially own five percent (5.0%) or more of the shares of Common Stock issued and outstanding at the time of such Disposition; provided, however, that the restrictions in this sentence shall not apply to any Disposition of Common Stock in an unsolicited open market transaction. Notwithstanding anything herein to the contrary, the Investor, SK Holdings and SK E&S shall not (and the Investor, SK Holdings and SK E&S shall cause their respective Affiliates not to), at any time, effect an Indirect Transfer unless (i) the Indirect Transfer is to a Person that is not a Competitor (as defined for purposes of an Indirect Transfer), and (ii) after giving effect to such Indirect Transfer, (x) SK Holdings and/or SK E&S (together with their respective wholly-owned Affiliates) own at least a majority of the outstanding equity interests in the Investor, and (y) SK Holdings and/or SK E&S (together with their respective wholly-owned Affiliates) control the Investor to make decisions with respect to its investment in the Company. The Investor shall provide advance notice of each Indirect Transfer to the Company, including the identity of each Person acquiring an interest in the Investor or the relevant Affiliate.

4.4              Effect of Prohibited Disposition. If any Disposition or Indirect Transfer is made or attempted contrary to the provisions of this Agreement, (a) such purported Disposition shall be void ab initio, (b) the Company shall have, in addition to all other legal or equitable remedies that it may have, the right to injunctive relief and specific performance to enforce the provisions of this Agreement, and (c) the Company shall have the right to refuse to recognize any transferee in a Disposition as a stockholder for any purpose.

4.5              Compliance with Laws.

(a)     Notwithstanding any other provision of this Article 4, the Investor, SK Holdings and SK E&S acknowledges and agrees that the Purchased Shares may be disposed of only (1) pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or (2) pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state and federal securities Laws.

(b)       In connection with any Disposition of Common Stock other than (1) pursuant to an effective registration statement, (2) to the Company or (3) pursuant to Rule 144 (provided that the Investor provides the Company with reasonable assurances (in the form of seller and, if applicable, broker representation letters) that the shares may be sold pursuant to such rule), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, in form and substance reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such Common Stock under the Securities Act.

4.6              Legends. The Purchased Shares will bear restrictive instructions in substantially the following form (and a stop-transfer order may be placed against transfer of the book entries for such Purchased Shares):

THE SECURITIES REPRESENTED BY THIS BOOK ENTRY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND ARE SUBJECT TO THE INVESTOR AGREEMENT, DATED AS OF FEBRUARY 24, 2021 AMONG THE COMPANY, GROVE ENERGY CAPITAL LLC, SK HOLDINGS CO., LTD., AND SK E&S CO., LTD. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS. IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT, THE COMPANY SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT THAT SUCH REGISTRATION IS NOT REQUIRED.

4.7              Offering Lock-Up. Until the end of the Director Period, the Investor shall, if requested by the Company and an underwriter of an offering of Common Stock or other securities of the Company, agree not to Dispose of any Common Stock and/or Common Stock Equivalents for a specified period of time, such period of time not to exceed forty-five (45) days; provided that the foregoing restriction shall apply only (a) if and to the extent that all directors and executive officers of the Company and any stockholder of the Company with a board seat are subject to the same restriction for that underwritten offering by the Company and (b) if the Company has notified the Investor of any such proposed offering as soon as reasonably practicable. Such agreement shall be in writing in a form satisfactory to the Company and the underwriter(s) in such offering. The Company may impose stop transfer instructions with respect to the shares of Common Stock and/or Common Stock Equivalents subject to the foregoing restrictions until the end of the specified period of time.

5.             Voting Agreement.

5.1              Voting of Securities. During the Standstill Term, in any vote or action by written consent of the stockholders of the Company (including, without limitation, with respect to the election of directors), the Investor shall, and shall cause its Affiliates to, vote or execute a written consent with respect to all Common Stock and other voting securities of the Company held of record or with respect to which they are entitled to vote or execute a written consent, in accordance with the recommendation of the Board. During the Standstill Term, the Investor shall, and SK Holdings and SK E&S shall cause any of their respective Affiliates that may from time to time beneficially own any Common Stock or other voting securities of the Company to, be the record holder of all shares of Common Stock and other voting securities of the Company beneficially owned by the Investor or such Affiliate, as applicable.

In furtherance of this Section 5.1, the Investor hereby irrevocably appoints the Company and any individuals designated by the Company, and each of them individually, as the attorneys, agents and proxies, with full power of substitution and re-substitution in each of them, for the Investor, and in the name, place and stead of the Investor, to vote (or cause to be voted) or, if applicable, to give consent, in such manner as each such attorney, agent and proxy or his substitute shall in its, his or her sole discretion deem appropriate or desirable with respect to all matters, with respect to all Common Stock and other voting securities of the Company held of record by the Investor or with respect to which the Investor is or may be entitled to vote at any meeting of the Company held after the date hereof, whether annual or special and whether or not an adjourned meeting or, if applicable, to give written consent with respect thereto (the “Irrevocable Proxy”).  This Irrevocable Proxy is coupled with an interest, shall be irrevocable and binding on any successor in interest of the Investor and shall not be terminated by operation of Law upon the occurrence of any event.  This Irrevocable Proxy shall operate to revoke and render void any proxy as to the Common Stock or any other voting securities of the Company previously granted by the Investor. Notwithstanding the foregoing, the Irrevocable Proxy shall be effective if, at any annual or special meeting of the stockholders of the Company (or any consent in lieu thereof) and at any adjournments or postponements of any such meetings, the Investor (A) fails to appear or otherwise fails to cause any Common Stock or other voting securities of the Company which the Investor holds of record or may be entitled to vote to be counted as present for purposes of calculating a quorum, or (B) fails to vote any Common Stock or other voting securities of the Company in accordance with this Section 5.1, in each case at least ten (10) days prior to the date of such stockholders’ meeting (or within ten (10) days prior to the effective time of an action to be taken by written consent in lieu of such stockholders’ meeting), provided that the Company provides notice of any meeting of stockholders of the Company at least twenty (20) days prior to the date of such stockholder meeting, which notice requirement shall be deemed to be satisfied by the filing of a Form 8-K or definitive proxy statement by the Company disclosing such stockholder meeting. This Irrevocable Proxy shall terminate upon the expiration of the Standstill Term.

In the event that SK Holdings or SK E&S or any of their Affiliates (other than Investor) from time to time own of record any Common Stock or other voting securities of the Company, SK Holdings or SK E&S (as the case may be) shall, and SK Holdings and SK E&S shall cause any such Affiliate to, promptly execute and deliver to the Company an irrevocable proxy, substantially in the form of Exhibit A attached hereto together with any changes requested by the Company as may be required by the Company’s transfer agent or inspector of elections, and irrevocably appoint the Company and any individuals designated by the Company, and each of them individually, with full power of substitution and resubstitution, as its attorney, agent and proxy to vote (or cause to be voted) or to give consent with respect to, all of the Common Stock and other voting securities of the Company which such party is entitled to vote, in such manner as each such attorney, agent and proxy or his substitute shall in its, his or her sole discretion deem appropriate or desirable with respect to the matters set forth in this Section 5.1 (the “Affiliate Proxy”). SK Holdings and SK E&S acknowledge, and shall cause their Affiliates to acknowledge, that each Affiliate Proxy executed and delivered shall be coupled with an interest, shall constitute, among other things, an inducement for the Company to enter into this Agreement, shall be irrevocable and binding on any successor in interest and shall not be terminated by operation of Law upon the occurrence of any event. Such Affiliate Proxy shall operate to revoke and render void any proxy as to the Common Stock or any other voting securities of the Company previously granted by the party granting such proxy. The Investor, SK Holdings and SK E&S acknowledge and agree that it shall be a condition to any Permitted Purchase by any Affiliate of the Investor that such Affiliate execute and deliver to the Company an Affiliate Proxy, and that any purported Permitted Purchase shall be in violation of Section 3 of this Agreement if such Affiliate Proxy is not so executed and delivered upon or prior to such Permitted Purchase. Such Affiliate Proxy shall terminate upon the expiration of the Standstill Term.

6.              Board Composition.

(a)               Subject to the terms of this Section 6, effective as of the Closing, the Board will appoint a designee of the Investor (the “Investor Designee”), reasonably acceptable to the Board, as a director of the Company for a term expiring at the Company’s 2023 annual meeting of stockholders or such Investor Designee’s earlier death, disability, resignation or removal. The Company and the Investor agree that Kyungyeol Song shall be the initial Investor Designee. The Company agrees that, during the Director Period, the Board shall nominate the individual serving as such Investor Designee (or any individual subsequently designated by the Investor to serve as the Investor Designee) for election or re-election, as the case may be, as a director at each subsequent meeting of the Company’s stockholders at which directors are to be elected, and use commercially reasonable efforts to cause the Investor Designee to be elected or re-elected, including providing the same level of support as is provided for other nominees. Upon the end of the Director Period, the Investor shall cause the Investor Designee to tender to the Board, as soon as practicable and in any event within five (5) days following the end of the Director Period, his or her resignation from the Board. During the Director Period, the Company will not decrease the size of the Board if such decrease would require the resignation of the Investor Designee.

(b)               As a condition to any appointment or nomination for election to the Board, each Investor Designee shall (i) meet the qualifications required of all directors of the Company by the Company’s Corporate Governance and Nominating Committee and those mandated by applicable Law, (ii) agree, in writing, to be bound by the terms and conditions of all of the Company’s policies applicable to its directors, (iii) make such acknowledgements and enter into such agreements as the Company requires of all directors, including, without limitation, with respect to confidentiality, the Company’s code of ethics, insider trading policy and Section 16 reporting procedures, and (iv) be able to dedicate sufficient time and resources for the diligent performance of the duties required of a member of the Board (the “Director Conditions”). Without limiting the foregoing, each proposed Investor Designee shall be subject to satisfaction of the criteria for Board membership established by the Company’s Corporate Governance Guidelines, including the director qualification criteria thereof, as determined in the reasonable and good faith discretion of the Corporate Governance and Nominating Committee of the Board and the Board in the same manner as the Corporate Governance and Nominating Committee of the Board and the Board would consider any candidate for Board membership. The Board or the Corporate Governance and Nominating Committee of the Board will evaluate the Investor Designee for potential roles on the committees of the Board, consistent with evaluations of other directors for such positions and subject to applicable Law and the listing rules and requirements of The Nasdaq Stock Market.

(c)               If an Investor Designee resigns from the Board (whether pursuant to the Company’s Majority Voting Policy or otherwise), is removed, or refuses or is unable to serve or fulfill his or her duties as a director because of death or disability, in each case prior to the expiration of the Director Period, the Investor shall have the right to select a replacement Investor Designee, reasonably acceptable to the Board and subject to compliance with the Director Conditions, and shall provide the Company with the name of and relevant background information for such replacement Investor Designee. Subject to the terms of this Section 6, within fifteen (15) days following receipt of such information and compliance with the Director Conditions, the Board will appoint such replacement Investor Designee to the Board to replace the departing Investor Designee to serve the remaining term of the departing Investor Designee, and the replacement Investor Designee shall be considered an Investor Designee for all purposes of this Section 6.

(d)               All confidential or proprietary information and data relating to the Company and its Affiliates provided by the Company to the Investor Director shall be deemed confidential information and will be kept confidential and not disclosed to any Person outside of the Company. Notwithstanding the confidentiality obligations set forth in Section 6(b)(iii) and the foregoing, and subject to Section 7.16, the Investor Designee shall be permitted to disclose such confidential information to the executive officers and members of the Board of Directors of the Investor, Plutus, SK E&S Americas, SK Holdings and SK E&S, and their respective advisers (such as legal counsel) having a duty of confidentiality to the Investor, Plutus, SK E&S Americas, SK Holdings and SK E&S, as the case may be, provided (i) such disclosure is made on a need-to-know basis solely for the purposes of, and to the extent necessary to, monitor and make decisions regarding the Investor’s investment in the Company, and (ii) that the Investor will be liable for any breach by any of such Persons of the confidentiality obligations applicable to the Investor Designee. Upon the resignation or removal of the Investor Designee from the Board and written request (including via email) from the Company, such Investor Designee shall either promptly (x) destroy all confidential information of the Company that he or she received in his or her capacity as a director in his or her possession or control and any copies thereof or (y) return to the Company all confidential information of the Company that he or she received in his or her capacity as a director in his or her possession or control and any copies thereof (but the Investor Designee need not purge electronic archives and backups), and, in either case, confirm in writing (which may be via email) to the Company that all such material has been destroyed or returned, as applicable, in compliance with this Section 6.

(e)               If any Investor Designee is an employee of, or otherwise compensated by, the Investor, SK Holdings, SK E&S or any of their respective Affiliates, such Investor Designee shall not be entitled to any compensation from the Company in connection with his or her role as a director or service on the Board or any committee. The Investor Designee will be entitled to reimbursement from the Company of out of pocket expenses in connection with his or her role as a director consistent with other directors on the Board.

(f)                Notwithstanding anything contained herein to the contrary, if the Board (or any committee thereof) shall consider (i) a proposed contract, transaction or other arrangement between the Investor, SK Holdings, SK E&S (or any of their respective Affiliates (disregarding for such purposes the penultimate sentence of the definition of “Affiliate” in Section 1(b) of this Agreement)), on the one hand, and the Company or any of its Affiliates, on the other hand, (ii) the enforcement or waiver of the rights of the Company or any of its Affiliates under any agreement between the Investor, SK Holdings, SK E&S (or any of their respective Affiliates (disregarding for such purposes the penultimate sentence of the definition of “Affiliate” in Section 1(b) of this Agreement)), on the one hand, and the Company or any of its Affiliates, on the other hand, or (iii) a matter which the Board determines in good faith presents an actual or potential conflict of interest for the Investor Designee, then the Investor Designee will, if directed by the Board Chair or the remaining directors, be excluded from participation in such Board or committee meeting (or portion thereof, as applicable) at which such matters are to be discussed, and the Investor Designee will not be entitled to receive copies of the materials or other documents relating to such matter or meeting (or portion thereof, as applicable).

7.             Miscellaneous.

7.1              Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, without regard to the conflict of laws principles thereof that would require the application of the Law of any other jurisdiction. Each party hereby irrevocably and unconditionally submits to the exclusive jurisdiction of the New York state and federal courts sitting in the Borough of Manhattan in the City of New York (or, if such courts lack subject matter jurisdiction, in any appropriate New York state or federal court) for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by Law.

7.2              Waiver. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. Any agreement on the part of any party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party.

7.3              Notices. All notices, instructions and other communications hereunder or in connection herewith shall be in writing, shall be sent to the address of the relevant party set forth on Exhibit B attached hereto and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile or e mail, upon written confirmation of receipt by facsimile, e mail or otherwise, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. Any party may change its address by giving notice to the other parties in the manner provided above.

7.4              Entire Agreement. This Agreement and the Purchase Agreement (including all exhibits hereto and thereto) constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements or understandings, whether written or oral, with respect hereto and thereto.

7.5              Amendments; Waivers. No provision in this Agreement shall be modified or amended except in a writing executed by an authorized representative of each of the parties hereto.

7.6              Interpretation. When a reference is made in this Agreement to a Section, Article, Exhibit or Schedule such reference shall be to a Section, Article, Exhibit or Schedule of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement or in any Exhibit or Schedule are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision in this Agreement. The term “or” is not exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall.” References to days mean calendar days unless otherwise specified.

7.7              Severability. If any provision of this Agreement is invalid or unenforceable under any applicable Law, then such provision will be deemed modified in order to conform with such Law. Any provision hereof that may prove invalid or unenforceable under any Law will not affect the validity or enforceability of any other provision hereof.

7.8              Assignment. Neither this Agreement nor any rights or duties of a party hereto may be assigned by such party, in whole or in part, without (a) the prior written consent of the Company in the case of any assignment by the Investor, SK Holdings or SK E&S, or (b) the prior written consent of the Investor in the case of an assignment by the Company, provided that no such consent shall be required from the Investor in connection with any acquisition of the Company or a majority of the outstanding shares of Common Stock, in each case in a single or series of related transactions.

7.9              Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

7.10            Counterparts. This Agreement may be executed in two or more counterparts, and by facsimile, pdf or other electronic format, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

7.11            Fees and Expenses. Except as otherwise provided herein and therein, all fees and expenses incurred in connection with or related to this Agreement and the Purchase Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such fees or expenses, whether or not such transactions are consummated.

7.12            Third Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party. No Third Party shall obtain any right under any provision of this Agreement or shall by reason of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against any party hereto.

7.13          Performance of the Investor and Affiliates.

(a)       SK Holdings and SK E&S (i) shall each cause the Investor and each other Affiliate to comply with all of the obligations, covenants, terms, conditions and undertakings of the Investor and each such Affiliate under this Agreement in accordance with the terms hereof, and (ii) shall not, and shall cause the Investor and each other Affiliate, and each of its and their respective Representatives not to, directly or indirectly, cause, direct or knowingly encourage any Affiliate (disregarding for such purposes the penultimate sentence of the definition of “Affiliate” in Section 1(b) of this Agreement) to take or fail to take any action that, if taken by any of the SK Parties, would constitute or could reasonably be expected to constitute a breach of this Agreement.

(b)       Each of SK Holdings and SK E&S hereby unconditionally and irrevocably guarantee to the Company, on a several and not joint basis, the full and punctual performance of and compliance with all covenants, agreements and other obligations of the Investor, now or hereafter existing, under the terms of this Agreement.

(c)       Notwithstanding anything to the contrary, the Company acknowledges that each of SK Holdings and SK E&S’ liability under this Section 7.13 is limited to one-half (1/2) of the obligations of the Investor under this Agreement and/or Section 3.2(c) of the Purchase Agreement, as the case may be. Each of SK Holdings and SK E&S acknowledge and agree that upon any breach or default by the Investor, the Company shall not be obligated to first attempt enforcement against the Investor. Each of SK Holdings and SK E&S hereby waive any and all defenses to enforcement of the guaranty set forth in this Section 7.13, now existing or hereafter arising, which may be available to such party, sureties and other secondary parties at law or in equity.

7.14          Remedies. The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or Law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof.

7.15          Specific Performance. Each party hereto agrees that irreparable damage would occur in the event that any of the applicable provisions of this Agreement is not performed in accordance with their specific terms or is otherwise breached, the amount of which would be difficult to ascertain or estimate and the remedies at law for which would not be reasonable or adequate compensation. Accordingly, each party hereto shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any New York state or federal court sitting in the Borough of Manhattan in the City of New York (or, if such courts lack subject matter jurisdiction, in any appropriate New York state or federal court), this being in addition to any other remedy to which such party is entitled at law or in equity. Each party hereto hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security as a prerequisite to obtaining equitable relief.

7.16          Confidentiality. The Investor, SK Holdings and SK E&S shall, and shall cause their respective Affiliates and Representatives to, keep confidential any information (including oral, written and electronic information) concerning the Company, its subsidiaries or its Affiliates that may be furnished to the Investor, SK Holdings, SK E&S or their respective Affiliates or Representatives by or on behalf of the Company or any of its Representatives pursuant to this Agreement (the “Confidential Information”) and to use the Confidential Information solely in connection with the Investor’s investment in the Company; provided that the Confidential Information will not include information that (a) is, was or becomes available to the public (other than as a result of a breach of any confidentiality obligation by the Investor, SK Holdings, SK E&S or their respective Affiliates), (b) is or has been independently developed or conceived by the Investor or its Affiliates without use of the Confidential Information or (c) is or has been made known or disclosed to the Investor or its Affiliates by a Third Party without a breach of any confidentiality obligations such Third Party has to the Company that is known to the Investor or its Affiliates; provided further that, the Investor may disclose the Confidential Information (i) to its Representatives in connection with its investment in the Company, (ii) to any prospective purchaser of any shares of Common Stock from the Investor or any prospective co-investor or purchaser in connection with any Indirect Transfer and their respective Representatives provided that (A) to the knowledge of the Investor, SK Holdings or SK E&S, as the case may be, upon reasonable inquiry, such prospective co-investor or purchaser is not a Competitor (as defined for purposes of an Indirect Transfer) or otherwise a party to whom the Investor is not permitted to transfer Common Stock pursuant to Section 4.3 of this Agreement, (B) such prospective co-investor or purchaser agrees to be bound by a customary confidentiality or non-disclosure agreement with the Investor, SK Holdings or SK E&S, as the case may be, and agrees to bind each of its Representatives who receives any Confidential Information to also be subject to customary confidentiality or non-disclosure agreements, and (C) within seven (7) days of providing any Confidential Information to any such prospective co-investor or purchaser, the Investor, SK Holdings or SK E&S, as the case may be, provides notice to the Company identifying such prospective co-investor or purchaser, (iii) to any SK Party and their respective Representatives, in each case in the ordinary course of business (provided that the recipients of such Confidential Information are subject to a customary confidentiality and non-disclosure obligation), (iv) as may be reasonably determined by the Investor to be necessary in connection with the Investor’s enforcement of its rights in connection with this Agreement, or (v) as may otherwise be required by law or legal, judicial or regulatory process, provided that (X) the Investor takes reasonable steps to minimize the extent of any required disclosure described in this clause (v) and (Y) such disclosure requirement does not arise from a breach of Section 3 of this Agreement; and provided, further, that the acts and omissions of any Person to whom the Investor may disclose the Confidential Information (and such Person’s Representatives who receive any such Confidential Information) pursuant to clauses (i), (ii) and (iii) of the preceding proviso shall be attributable to the Investor for purposes of determining the Investor’s compliance with this Section 7.16, except those who have entered into a separate confidentiality or non-disclosure agreement or obligation with the Company.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

GROVE ENERGY CAPITAL LLC

By:	/s/ Hyungkyun Kwon
Name:	Hyungkyun Kwon
Title:	President and CEO

SK HOLDINGS CO., LTD.

By:	/s/ Jang, Dong-Hyun
Name:	Jang, Dong-Hyun
Title:	President & CEO

SK E&S CO., LTD.

By:	/s/ Hyeongwook Choo
Name:	Hyeongwook Choo
Title:	President & CEO

Signature Page to Investor Agreement

PLUG POWER INC.

By:	/s/ Paul B. Middleton
Name:	Paul B. Middleton
Title:	Chief Financial Officer

Signature Page to Investor Agreement

EXHIBIT A

FORM OF IRREVOCABLE PROXY

In order to secure the performance of the undersigned pursuant to Section 5.1 of the Investor Agreement, dated as of February 24, 2021 (the “Agreement”), by and among Grove Energy Capital LLC, SK Holdings Co., Ltd., SK E&S Co., Ltd. and Plug Power Inc. (the “Company”), the undersigned hereby irrevocably appoints the Company and any individual designated by the Company, and each of them individually, as the attorneys, agents and proxies, with full power of substitution and resubstitution in each of them, for the undersigned, and in the name, place and stead of the undersigned, to vote (or cause to be voted) or, if applicable, to give consent, in such manners as each such attorney, agent and proxy or his substitute shall in its, his or her sole discretion deem proper to record such vote (or consent) with respect to such matters as set forth in Section 5.1 of the Agreement, with respect to all voting securities (whether Common Stock, par value $0.01 per share, or other voting securities of the Company), which the undersigned holds of record or may be entitled to vote at any and all meetings of the stockholders of the Company held after the date hereof, whether annual or special and whether or not an adjourned or postponed meeting or, if applicable, to give written consent with respect thereto. This proxy is coupled with an interest, shall be irrevocable and binding on any successor in interest of the undersigned and shall not be terminated by operation of law upon the occurrence of any event. This proxy shall operate to revoke and render void any prior proxy as to common stock or other voting securities of the Company previously granted by the undersigned. Notwithstanding the foregoing, this irrevocable proxy shall be effective if, at any annual or special meeting of the stockholders of the Company (or any consent in lieu thereof) and at any adjournments or postponements of any such meetings, the undersigned (A) fails to appear or otherwise fails to cause any common stock or other voting securities of the Company which the undersigned holds of record or is or may be entitled to vote to be counted as present for purposes of calculating a quorum, or (B) fails to vote any of such common stock or other voting securities in accordance with Section 5.1 of the Agreement, in each case at least ten (10) days prior to the date of such stockholders’ meeting (or within ten (10) days prior to the effective time of an action to be taken by written consent in lieu of such stockholders’ meeting), provided that the Company provides notice of any meeting of stockholders of the Company at least twenty (20) days prior to the date of such stockholder meeting, which notice requirement shall be deemed to be satisfied by the filing of a Form 8-K or definitive proxy statement by the Company disclosing such stockholder meeting This proxy shall terminate upon the expiration of the Standstill Term as set forth in the Agreement.

[___________________________]

By:
Name:
Title:

A-1

EXHIBIT B

NOTICES

(a)           If to the Investor, SK Holdings or SK E&S:

Grove Energy Capital LLC

55 East 59th St. 11th Fl.

New York, NY 10022
Attention: Hyungkyun Kwon
Email Address: hk.kwon@sk.com

with a copy (which shall not constitute notice) to:

SK Holdings Co., Ltd.
26 Jongno, Jongno-gu

Seoul, The Republic of Korea
Attention: Yoo Sub Soh
Email Address: ys.soh@sk.com

and

SK E&S Co., Ltd.
26 Jongno, Jongno-gu

Seoul, The Republic of Korea
Attention: Jin-Wook Kim
Email Address: jin-wook.kim@sk.com

and

Simpson Thacher & Bartlett
35/F ICBC Tower

3 Garden Road

Central, Hong Kong
Attention: Jin Hyuk Park
Email Address: jpark@stblaw.com

and

Simpson Thacher & Bartlett
35/F ICBC Tower

3 Garden Road

Central, Hong Kong
Attention: Joongwon Park
Email Address: joongwon.park@stblaw.com

B-1

(b)            If to the Company:

Plug Power Inc.

968 Albany Shaker Road,

Latham, New York 12110

Attention: Gerard L. Conway, Jr., General Counsel

Email: gconway@plugpower.com

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP
100 Northern Avenue

Boston, MA 02210
Attention: Robert P. Whalen, Jr.

Email: rwhalen@goodwinlaw.com

Fax: (617) 801-8906

B-2